UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2008

FAR EAST ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

0-32455	88-0459590
(Commission File Number)	(IRS Employer Identification Number)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas 77060
(Address of principal executive offices)

(832) 598-0470
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement; Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in Far East Energy Corporation's (the "Company") Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2008, the Company appointed Andrew Lai to succeed Randall D. Keys, who notified the Company that he would resign as Chief Financial Officer effective October 1, 2008.

On October 1, 2008, the Company and Mr. Lai entered in an amended and restated employment agreement (the "Agreement") pursuant to which Mr. Lai will serve as the Company's Chief Financial Officer effective October 1, 2008.  The Agreement will terminate on October 1, 2010, unless extended or earlier terminated.  Pursuant to the Agreement, Mr. Lai will receive an initial base salary of $195,000.  He may also receive discretionary bonuses as determined by the Compensation Committee of the Company in an amount up to 45% of his base salary.  Mr. Lai will also receive options to purchase up to 100,000 shares of the Company's common stock and 45,000 shares of restricted stock.  If Mr. Lai's employment is terminated without cause (as defined in the Agreement) or for good reason (as defined in the Agreement), he will receive a severance payment of 100% of his annual base salary; provided that if Mr. Lai's employment is so terminated on or within 24 months of a change in control (as defined in the Agreement), he will receive a severance payment of 200% of his annual base salary.

The preceding description of the Agreement is qualified in its entirety by reference to the Agreement that is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.  For further information, see the Company's Current Report on Form 8-K filed on August 28, 2008, which is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)    Exhibits

Exhibit
Number                  Description

10.1	Amended and Restated Employment Agreement by and between Far East Energy Corporation and Andrew Lai

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 6, 2008

                        Far East Energy Corporation

                        By:  /s/ Michael R. McElwrath
                        Michael R. McElwrath
                               Chief Executive Officer

Index to Exhibits
Exhibit
Number                  Description

10.1	Amended and Restated Employment Agreement by and between Far East Energy Corporation and Andrew Lai